Exhibit 10.1

AMENDMENT
TO EMPLOYMENT AGREEMENT

        This Amendment (the “Amendment”) to Employment Agreement (the “Agreement”) is entered into as of October 7, 2005 by and between American Healthways, Inc., a Delaware corporation (the “Company”), and Henry D. Herr (“Colleague”).

        WHEREAS, the parties entered into the Agreement on November 20, 2001, by which the Company employed Colleague as of November 1, 2001 under the terms and conditions set forth therein; and

        WHEREAS, the parties now desire to amend the term of the Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

    1.        Section III of the Agreement is hereby amended by deleting the second and third sentences thereof and replacing them with the following:

“The Agreement shall be renewed for additional one (1) year terms upon the Expiration Date and each anniversary date thereafter upon mutual agreement of the parties.”

    2.        Section VIII of the Agreement is hereby deleted in its entirety and replaced with the following:

“VIII.	Termination Without Just Cause. This Agreement may be terminated by either party at any time without just cause upon sixty (60) days’ prior written notice to the other party. In the event of such termination, the Company shall pay Colleague his then current rate of compensation as set forth in Section IV above due for the period ending on the effective termination date. The Company shall then have no further obligation to Colleague under this Agreement.”

    3.        Section IX of the Agreement is hereby deleted in its entirety.

    4.        Except as hereby amended, the terms, conditions and provisions of the Agreement shall remain in full force and effect. All defined terms used and not otherwise defined in this Amendment shall have the meaning given to them in the Agreement.

        IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

AMERICAN HEALTHWAYS, INC. By: /s/ Ben R. Leedle, Jr. Name: Ben R. Leedle Title: President and CEO /s/ Henry D. Herr HENRY D. HERR